Exhibit 10.3

SUBSCRIPTION RECEIPT AGREEMENT

THIS SUBSCRIPTION RECEIPT AGREEMENT (this “Agreement”) dated as of the          day of March, 2019 between McEWEN MINING INC., a corporation existing under the laws of Colorado, (“McEwen Mining”) and the subscriber (“Subscriber”).

FOR GOOD AND VALUABLE CONSIDERATION, the parties to this Agreement agree as follows:

ARTICLE ONE
SUBSCRIPTION RECEIPTS

Section 1.01                            Creation and Issue of Subscription Receipts

(a)                                 Creation of Subscription Receipts: Subscription Receipts entitling the Subscription Receiptholder to be issued on the basis of one (1) McEwen Mining Share and one-half of one (1/2) McEwen Mining Warrant for each Subscription Receipt, with the McEwen Mining Warrants to be in the form set out in Schedule A, are hereby created and authorized for issue to the Subscriber.

(b)                                 Subscription Receipt Certificates: The Subscription Receipts shall be evidenced by the Subscription Receipt Certificates in the form set out in Schedule B.

(c)                                  Subscription for Subscription Receipts: On the Closing Date, the Subscriber shall subscribe and pay for, in full in cash, the number of Subscription Receipts set out in Schedule C at the Subscription Receipt Issue Price in accordance with the particulars set out in Schedule C.

(d)                                 Escrow of Subscription Issue Price: McEwen Mining shall hold in escrow, or shall appoint the register and transfer agent of McEwen Mining to hold in escrow, all of the Escrowed Funds.

Section 1.02                            Terms of Subscription Receipts

(a)                                 Conversion Terms: Each Subscription Receipt issued under this Agreement will entitle the Subscription Receiptholder, upon the automatic conversion of the Subscription Receipt in accordance with the provisions of Section 1.02(b) and without payment of any additional consideration, to be issued one (1) McEwen Mining Share and one-half of one (1/2) McEwen Mining Warrant for each Subscription Receipt.

(b)                                 Conversion of Subscription Receipts:

(i)                                     If the McEwen Mining Shareholder Approval is obtained, on the day that is one (1) Business Day following the date of the McEwen Mining Meeting (the “Conversion Date”), (i) the Subscription Receipts will be automatically converted into one (1) McEwen Mining Share and one-half of one (1/2) McEwen Mining Warrant for each Subscription Receipt in accordance with Section 1.02(a) and the Subscription Receiptholder shall, without payment of any additional consideration and without any action on the part of the Subscription Receiptholder (including the surrender of any Subscription Receipt Certificate), be deemed to have subscribed for the McEwen Mining Shares and the McEwen Mining Warrants issuable upon the conversion of the Subscription Receipts, and

(ii) the Escrowed Funds shall be delivered to McEwen Mining, together with any interest earned on the Escrowed Funds.

(ii)                                  Upon the conversion of the Subscription Receipts in accordance with Section 1.02(b)(i), McEwen Mining shall deliver to the Subscription Receiptholder certificates, registered in the name of the Subscription Receiptholder, representing each of the McEwen Mining Shares and the McEwen Mining Warrants issued upon the conversion of the Subscription Receipts.

(iii)                               No fractional McEwen Mining Shares or McEwen Mining Warrants shall be issued upon the conversion of the Subscription Receipts, with any fraction of a McEwen Mining Share to be rounded down to the next whole number of McEwen Mining Shares.

(iv)                              Upon the conversion of any Subscription Receipts under Section 1.02(b)(i) and the delivery of the certificates representing the McEwen Mining Share and the McEwen Mining Warrant under Section 1.02(b)(ii), this Agreement shall be terminated and be of no further force or effect and the Subscription Receipt Certificates shall be cancelled.

(c)                                  No McEwen Mining Shareholder Approval:

(i)                                     In the event that the McEwen Mining Shareholder Approval is not obtained, then (i) all of the Subscription Receipts shall, without any action on the part of the Subscription Receiptholder (including the surrender of the Subscription Receipt Certificates), be cancelled by McEwen Mining, and (ii) within three (3) Business Days after the date of the McEwen Mining Meeting, McEwen Mining shall deliver the Escrowed Funds to the Subscription Receiptholder, together with any interest earned on the Escrowed Funds.

(ii)                                  Upon satisfaction of the payment obligations of McEwen Mining under Section 1.02(c)(i), this Agreement shall be terminated and be of no further force or effect.

Section 1.03                            Subscription Receiptholder not a Shareholder

Nothing in this Agreement or in the holding of a Subscription Receipt, represented by a Subscription Receipt Certificate or otherwise, shall be construed as conferring on any Subscription Receiptholder any right or interest whatsoever as a McEwen Mining Shareholder, including, but not limited to, any right to vote at, to receive notice of, or to attend any meeting of McEwen Mining Shareholders or any other proceeding of McEwen Mining or any right to receive any dividend or other distribution.

Section 1.04                            Transfer of Subscription Receipts

The Subscription Receipts are not transferrable, except with the prior written consent of McEwen Mining.

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ARTICLE TWO
ADJUSTMENTS AND SUCCESSOR CORPORATIONS

Section 2.01                            Adjustments

(a)                                 Subject to the approval of the Toronto Stock Exchange, McEwen Mining shall make such adjustments to the Subscription Receipts as it determines, acting in good faith, to be necessary to restore the original intention of the parties to this Agreement in the circumstances if, on or after the date of this Agreement, McEwen Mining (i) splits, consolidates or reclassifies the McEwen Mining Shares, (ii) undertakes any other capital reorganization, or (iii) declares, sets aside or pays any dividend or other distribution to McEwen Mining Shareholders of record as of a time prior to the Conversion Date. If an adjustment shall result in the issuance of a fractional McEwen Mining Share (after the aggregation of the number of McEwen Mining Shares to be issued to the Subscription Receiptholder), the fraction shall be disregarded. McEwen Mining shall make any adjustments successively whenever any events referred to in this Section 2.01 occurs.

(b)                                 Notwithstanding anything in this Article Two, no adjustment shall be made with respect to Subscription Receipts if the issue of McEwen Mining Shares is being made pursuant to any stock option plan, restricted share unit plan or stock purchase plan in force from time to time for directors, officers, employees or consultants of McEwen Mining.

Section 2.02                            Successor Corporations

In the event of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of McEwen Mining as an entirety, or substantially as an entirety, to another corporation or other entity, the successor corporation or other entity resulting from such consolidation, amalgamation, arrangement, merger or transfer will be bound by the provisions of this Agreement and shall execute all documents and take any other steps that are necessary or advisable to evidence the express assumption by the successor corporation or other entity of the obligation to fulfill the provisions of this Agreement.

ARTICLE THREE
GENERAL

Section 3.01                            Sole Benefit of Parties and Subscription Receiptholder

Nothing in this Agreement or the Subscription Receipt Certificates, expressed or implied, will give or be construed to give to any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under this Agreement or the Subscription Receipt Certificates.

Section 3.02                            Words Importing the Singular

(a)                                 Words Importing the Singular: Words importing the singular include the plural and vice versa and words importing a particular gender or neuter include both genders and neuter.

(b)                                 Interpretation Not Affected by Headings, Etc.: The division of this Agreement into articles, sections, subsections, paragraphs, subparagraphs, clauses and subclauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

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(c)                                  Day Not a Business Day: If the day on or before which any action which would otherwise be required to be taken hereunder is not a Business Day in the place where the action is required to be taken, that action will be required to be taken on or before the required time on the next succeeding day that is a Business Day.

(d)                                 Currency: Except as otherwise stated, all dollar amounts in this Agreement and in the Subscription Receipt Certificates are expressed in United States dollars.

Section 3.03                            Applicable Laws

(a)                                 If and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of the Applicable Laws, the mandatory requirement shall prevail.

(b)                                 McEwen Mining and the Subscription Receiptholders agree that each will, at all times in relation to this Agreement and any action to be taken under this Agreement, observe and comply with, and be entitled to the benefits of, all Applicable Laws.

(c)                                  McEwen Mining shall make all required filings and other notifications with all applicable Regulatory Authorities under all Applicable Laws in relation to the conversion of the Subscription Receipts and the issuance of the McEwen Mining Shares, including to ensure that the issued McEwen Mining Shares and the McEwen Mining Warrants will not be subject to prospectus requirements under any Applicable Laws.

Section 3.04                            Governing Law

This Agreement and the Subscription Receipts shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Ontario with respect to any dispute related to, or arising from, this Agreement.

Section 3.05                            Time of the Essence

Time will be of the essence in all respects in relation to this Agreement and the Subscription Receipts.

Section 3.06                            Counterparts

This Agreement may be executed in several counterparts, each of which when so executed will be deemed to be an original and the counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to be dated as of the date of this Agreement.

ARTICLE FOUR
INTERPRETATION

Section 4.01                            Definitions

Capitalized terms used in this Agreement, and not otherwise defined herein, shall have the following meanings:

(a)                                 “Applicable Laws” means, collectively, such provisions of any statute of Canada or of a Province thereof or of the United States or a state thereof, and of any regulations under

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any such statute, in each case as are from time to time in force and applicable to this Agreement;

(b)                                 “Business Day” means any day except Saturday, any Sunday, any day which is a statutory holiday in Canada or any day on which chartered banks in Canada are authorized or required by law or any other governmental action to close;

(c)                                  “Closing Date” means March 29, 2019 or such other date agreed to by McEwen Mining and the Subscriber;

(d)                                 “Escrowed Funds” means the aggregate amount of funds received from the Subscriber under Section 1.01(c).

(e)                                  “McEwen Mining Meeting” means the next annual and general meeting of McEwen Mining;

(f)                                   “McEwen Mining Share” means a share of common stock of McEwen Mining;

(g)                                  “McEwen Mining Shareholder Approval” means the approval of the McEwen Mining Shareholders at the McEwen Mining Meeting for the issuance of the McEwen Mining Shares and the McEwen Mining Warrants to the Subscriber;

(h)                                 “McEwen Mining Shareholders” means holders of McEwen Mining Shares;

(i)                                     “McEwen Mining Warrants” means a warrant to purchase a McEwen Mining Share;

(j)                                    “Regulatory Authorities” means, collectively, the provincial and territorial securities commission or similar regulatory authority of each of the provinces and territories of Canada and the Securities and Exchange Commission and any state securities commission or similar regulatory authority of any state of the United States;

(k)                                 “Subscription Receipt Certificate” means a certificate representing one (1) or more Subscription Receipts substantially in the form of the certificate attached to this Agreement as Schedule B or in such other form as may be approved by McEwen Mining;

(l)                                     “Subscription Receipt Issue Price” means $1.55 per Subscription Receipt;

(m)                             “Subscription Receiptholder” means the registered holder of Subscription Receipts; and

(n)                                 “Subscription Receipts” means the subscription receipts created and issued pursuant to Section 1.01(a) and represented by Subscription Receipt Certificates issued and certified in accordance with the provisions of this Agreement and that have not expired or been converted.

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IN WITNESS WHEREOF the parties have executed this Subscription Receipt Agreement as of the day, month and year first above written.

MCEWEN MINING INC.

By:
Name:
Title:

SUBSCRIBER

By:
Name:
Title:

SCHEDULE A

FORM OF MCEWEN MINING WARRANT

WARRANT TO PURCHASE COMMON STOCK

Number of Shares:                           (subject to adjustment)

Warrant No.:

Original Issue Date: March         , 2019

McEwen Mining Inc., a Colorado corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                        , or its permitted registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of                        shares of common stock, no par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to US$2.00 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this warrant to purchase Common Stock (including any warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”) and through and including 5:30 P.M., New York City time, on March    , 2022 (the “Expiration Date”), and subject to the following terms and conditions:

1.                                      Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a)                                 “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

(b)                                 “Commission” means the United States Securities and Exchange Commission and any successor entity thereto.

(c)                                  “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security immediately prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid and ask prices of any market makers for such security as reported on OTC Pink (also known as the “pink sheets”) by the OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value of such security on such date. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d)                                 “Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

(e)                                  “Principal Trading Market” means the trading market on which the Common Stock is primarily listed on and quoted for trading, and which, as of the Original Issue Date shall be the New York Stock Exchange.

(f)                                   “Registration Statement” means the Company’s Registration Statement on Form S-3 (File No. 333-224476), as amended and supplemented from time to time, relating to the Warrants and the Warrant Shares, among other securities of the Company.

(g)                                  “Securities Act” means the Securities Act of 1933, as amended.

(h)                                 “Trading Day” means a day on which the Principal Trading Market is open for trading.

(i)                                     “Transfer Agent” means Computershare Trust Company, the Company’s transfer agent for the Common Stock, and the Company or its designee, with respect to the Warrants.

2.                                      Registration of Warrants. The Company shall, or shall cause its Transfer Agent to, register this Warrant, upon records to be maintained by the Company or Transfer Agent for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.                                      Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, or shall cause its Transfer Agent to, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment of all applicable transfer taxes. Upon any such registration of transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder had in respect of this Warrant. The Company shall, or shall cause its Transfer Agent to, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary.

4.                                      Exercise and Duration of Warrants.

(a)                                 All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be void and of no value and this Warrant shall terminate and no longer be outstanding.

(b)                                 The Holder may exercise this Warrant by delivering to the Company an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed. Within two Trading Days following the date of exercise as aforesaid, the Holder shall pay the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (unless such exercise is in the form of a “net share exercise” if so indicated in the Exercise Notice pursuant to Section 10 below). The date on which the Exercise Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant to the Holder evidencing its right to purchase the remaining number of Warrant Shares. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Exercise Notice within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. For the avoidance of doubt, the Company may not substitute, and the Holder may not request, a cash payment in satisfaction of the Company’s obligation to issue and deliver Warrant Shares pursuant to an Exercise Notice, other than as specified in Sections 9(c) or 12 of this Warrant.

5.                                      Delivery of Warrant Shares.

(a)                                 Mechanics of Delivery. Upon exercise of this Warrant, the Company shall promptly (but in no event later than two (2) Trading Days after the Exercise Date) (“Warrant Share Delivery Date”), credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Transfer Agent is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within two (2) Trading Days following delivery of the Exercise Notice. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

(b)                                 Unconditional Obligation. To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(c)                                  Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 5(a) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

6.                                      Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.                                      Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (but shall not include the posting of any surety bond), if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.                                      Reservation of Warrant Shares. The Company covenants that it will at all times while this Warrant is outstanding reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of this entire Warrant, free from pre-emptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments of Section 9 but ignoring for such purposes any restrictions on exercise under this Warrant). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized and issued, and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.                                      Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)                                 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)                                 Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein.

(c)                                  Right Offerings. In addition to any adjustments pursuant to Section 9(a) above, if at any time the Company grants, issues or sells any securities that are convertible or exercisable or exchangeable for Common Stock (“Common Stock Equivalents”) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation as defined in Section 11) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d)                                 Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock who tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the capital stock of the Company or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant.

(e)                                  Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(f)                                   Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest share, as applicable.

(g)                                  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h)                                 Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any material definitive agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, if the Company enters into any material definitive agreement contemplating or solicits stockholder approval for any Fundamental Transaction contemplated by Section 9(d), other than a Fundamental Transaction under clause (iii) of Section 9(d), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least fifteen (15) days prior to the date such Fundamental Transaction is consummated. To the extent that any notice provided pursuant to this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Holder shall keep such information confidential until the Company shall file such notice with the Commission pursuant to a Current Report on Form 8-K.

10.                               Limited Cashless Exercise. If the Registration Statement (or any subsequent registration statement applicable to the Warrant Shares) permitting the registered issuance of the Warrant Shares is not then effective or the prospectus forming a part thereof is not then available, then the

Holder shall be entitled to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows (a “Cashless Exercise”):

X = Y [(A-B)/A]

where:

“X”                           equals the number of Warrant Shares to be issued to the Holder;

“Y”                           equals the total number of Warrant Shares that would be issuable upon exercise of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;

“A”                           the Closing Sale Price on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Exercise Notice; and

“B”                           equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 10.

11.                               Limitations on Exercise. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 5 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 11 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 11, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 11, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 11 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 11 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. This Section 11 shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant.

12.                               [reserved]

13.                               No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

14.                               Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified in the books and records of the Transfer Agent prior to 5:30 P.M., New York City time, on a Trading Day, (ii)

the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified in the books and records of the Transfer Agent on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

15.                               Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

16.                               Miscellaneous.

(a)                                 No Rights as a Stockholder. Except as expressly set forth in Section 9, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)                                 Authorized Shares.

(i)                                     Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii)                                  Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c)                                  Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(d)                                 Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder of this Warrant.

(e)                                  Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)                                   Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g)                                  Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)                                 Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the

Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(i)                                     Entire Agreement. This Warrant constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

McEWEN MINING INC.

By:
Name:
Title:

Schedule1

FORM OF EXERCISE NOTICE

To:                             McEwen Mining Inc.

Ladies and Gentlemen:

(1)                                 The undersigned is the Holder of Warrant No.                    (the “Warrant”) issued by McEwen Mining Inc., a Colorado corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)                                 The undersigned hereby exercises its right to purchase                    Warrant Shares pursuant to the Warrant.

(3)                                 The Holder intends that payment of the Exercise Price shall be made as (check one or both):

☐                                    a “cash exercise” with respect to             Warrant Shares; and/or

☐                                    a “Cashless Exercise” pursuant to and subject to the conditions set forth in Section 10 of the Warrant with respect to                Warrant Shares.

(4)                                 In the event that the Holder has elected a “cash exercise” with respect to some or all of the Warrant Shares, the Holder shall pay the Exercise Price in the sum of $                                 to the Company in accordance with the terms of the Warrant.

(5)                                 Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant. Please issue (check applicable box):

☐ A certificate of certificates representing the Holder’s Warrant Shares in the name of the undersigned or in the following name:

☐ The Holder’s Warrant Shares in electronic form to the following account:

Name and Contact for Broker:

Broker no:

Account no:

Account holder:

(6)                                 By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11 of the Warrant to which this notice relates.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

2

SCHEDULE B

FORM OF SUBSCRIPTION RECEIPT CERTIFICATE

March 29, 2019

Certificate Number:	SR-	Number of Subscription Receipts:

SUBSCRIPTION RECEIPTS

Convertible for shares of common stock and warrants of McEwen Mining Inc.

THIS IS TO CERTIFY THAT, for value received,          (the “holder”) is the registered holder of the number of Subscription Receipts specified above and is thereby entitled, without payment of any additional consideration, to receive McEwen Mining Shares and McEwen Mining Warrants after the date of the McEwen Mining Meeting if the McEwen Mining Shareholder Approval is obtained at the meeting, on the basis of one McEwen Mining Share and one-half of one (1/2) McEwen Mining Warrant for each Subscription Receipt.

This Subscription Receipt Certificate represents Subscription Receipts of McEwen Mining issued under the provisions of a subscription receipt agreement (the “Subscription Receipt Agreement”) dated as of March          , 2019 between McEwen Mining and Subscriber.

The rights of the Subscription Receiptholder, and the terms and conditions upon which the Subscription Receipts are issued and the McEwen Mining Shares and McEwen Mining Warrants are to be issued upon the conversion of the Subscription Receipts, are set out in the Subscription Receipt Agreement.

Capitalized terms used but not defined in this Subscription Receipt Certificate shall have the meaning given to those capitalized terms in the Subscription Receipt Agreement.

IN WITNESS WHEREOF McEwen Mining has executed this Subscription Receipt Certificate as of the day, month and year first above written.

MCEWEN MINING INC.

By:
Name:
Title:

SCHEDULE C

SUBSCRIPTION INFORMATION

Subscriber Information	Subscription Receipts to be Purchased

Number of Subscription Receipts:
(Name of Subscriber)
Aggregate Subscription Amount: US$

X
(Signature of Authorized Signatory — if the Subscriber is not an Individual)

(Name and Title of Authorized Signatory — if the Subscriber is not an Individual)

(Subscriber’s Address, including postal code)

(Telephone Number)

(Email Address)

(Account Reference, if applicable)

Register the Subscription Receipts as set forth below:	Deliver the Subscription Receipts as set forth below:

(Name to Appear on Subscription Receipt)	(Attention - Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

(Address, including postal or zip code)	(Street Address, including postal or zip code — no PO Boxes permitted)

(Telephone Number)